The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION      December 1, 2008

Pricing Supplement dated December _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                    $
                                Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                            Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to Six (6) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". The Notes have a duration of three months ("Three Month Notes"). If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 December 5, 2008

Issuance Date:                December 10, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 10th day of each
                              month, unless that day is not a business day, in
Coupon Payment Date (s):      which case the coupon will be paid on the
                              following day that is a business day. The final coupon will be paid on the Maturity Date.

Valuation Date:               March 5, 2009

Maturity Date:                March 10, 2009

Reference Stock:

  No.   Principal   Reference Stock               Ticker    Coupon   Strike   Barrier  Term        Monitoring Method        CUSIP
  ---   ---------   ---------------               ------    ------   ------   -------  ----        -----------------        -----
         Amount                                              Rate    Price    Price
         ------                                              ----    -----    -----
 1084      $        Wal-Mart Stores, Inc.          WMT      15.00%   $[ ]      70%    3 month     Close of Trading Day     78008GWF5

 1085      $        McDonald's Corporation         MCD      14.25%   $[ ]      70%    3 month     Close of Trading Day     78008GWG3

 1086      $        The Coca-Cola Company          KO       12.25%   $[ ]      70%    3 month     Close of Trading Day     78008GWH1

 1087      $        U.S. Bancorp                   USB      13.00%   $[ ]      60%    3 month     Close of Trading Day     78008GWJ7

 1088      $        General Electric Company       GE       12.00%   $[ ]      60%    3 month     Close of Trading Day     78008GWK4

 1089      $        Altria Group, Inc.             MO       12.00%   $[ ]      70%    3 month     Close of Trading Day     78008GWL2

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon#



                         RBC Capital Markets Corporation
                                December _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908002314/
     f101784424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing          If the closing
                                 market price of the      market price of the
                                   Reference Stock         Reference Stock
                                 does not fall below       falls below the
                                 the Barrier Price on      Barrier Price on
                                  any day during the      any day during the      Hypothetical
                                  Monitoring Period:      Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price          Principal Amount        Principal Amount          Stock            Amount
      -------------------          ----------------        ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk

Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GWF5 (WMT): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWG3 (MCD): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWH1 (KO): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWJ7 (USB): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWK4 (GE): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GWL2 (MO): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o General Electric Company (GE) is a diversified technology, media and financial services company. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products, it serves customers in more than 100 countries. In July 2008, the Company announced the organization of its business into four segments: GE Technology Infrastructure, GE energy infrastructure, GE Capital and Corporate Treasury and NBC Universal.In April 2008, GE Healthcare completed the acquisition of Whatman plc.In August 2008, GE Capital announced the completion of its acquisition of most of CitiCapital, Citigroup's North American commercial leasing and commercial equipment finance business. In September 2008, the Company sold its Japanese consumer finance business to Shinsei Bank.In October 2008, the Company's GE Healthcare unit acquired Vital Signs, Inc.

           o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Coca-Cola Company is a manufacturer, distributor and marketer of nonalcoholic beverage concentrates and syrups in the world. Finished beverage products bearing its trademarks are sold in more than 200 countries. The Company markets nonalcoholic sparkling brands, which includes Diet Coke, Fanta and Sprite. Its business is nonalcoholic beverages, principally sparkling beverages, but also a variety of still beverages. The Company manufactures beverage concentrates and syrups, which it sells to bottling and canning operations, fountain wholesalers and some fountain retailers, as well as finished beverages, which it sells primarily to distributors. The Company owns or licenses more than 450 brands, including diet and light beverages, waters, enhanced waters, juices and juice drinks, teas, coffees, and energy and sports drinks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02217

     o McDonald's Corporation primarily franchises and operates McDonald's restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also has a minority ownership interest in United Kingdom-based Pret A Manger. The Company owned Boston Market prior to its sale in August 2007. During the year ended December 31, 2006, the Company disposed of its investment in Chipotle Mexican Grill (Chipotle). All restaurants are operated either by the Company, by independent entrepreneurs under the terms of conventional franchise arrangements (franchisees), or by affiliates and developmental licensees operating under license agreements. During the year ended December 31, 2007, McDonald's Corporation sold its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America, and the Caribbean to a developmental licensee organization.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05231

     o Altria Group, Inc. (ALG) is the holding company of Philip Morris USA Inc. (PM USA) and John Middleton, Inc., which are engaged in the manufacture and sale of cigarettes and other tobacco products. Philip Morris Capital Corporation (PMCC), another wholly owned subsidiary, maintains a portfolio of leveraged and direct finance leases. In addition, at December 31, 2007, ALG held a 28.6% economic and voting interest in SABMiller plc (SABMiller), which is engaged in the manufacture and sale of various beer products. The Company's segments are U.S. tobacco; European Union; Eastern Europe, Middle East and Africa; Asia; Latin America, and Financial Services. In March 2008, the Company completed the spin-off of Philip Morris International Inc., a wholly owned subsidiary. On December 11, 2007, ALG acquired 100% of John Middleton, Inc., a manufacturer of machine-made large cigar.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08940

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The Company's segments include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The non-banking subsidiaries offer investment and insurance products to customers and mutual fund processing services to a range of mutual funds. In November 2008, U.S. Bancorp announced that U.S. Bank National Association has acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wal-Mart Stores, Inc. (Wal-Mart) operates retail stores in various formats around the world. The Company earns the trust of its customers every day by providing an assortment of merchandise and services at every day low prices (EDLP), while fostering a culture that rewards and embraces mutual respect, integrity and diversity. Wal-Mart's operations comprise three business segments: Wal-Mart Stores, Sam's Club and International. Its Wal-Mart Stores segment is the largest segment of the Company's business, accounting for 64% of its net sales, during the fiscal year ended January 31, 2008 (fiscal 2008), and operates stores in three different formats in the United States, as well as Wal-Mart's online retail operations, walmart.com. Its Sam's Club segment consists of membership warehouse clubs in the United States and the segment's online retail operations, samsclub.com. Sam's Club accounted for 11.8% of the Company's net sales during fiscal 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06991

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first second and third quarter of 2008, as well as for the period from October 1, 2008 through November 28, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                            Wal-Mart Stores Inc (WMT)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               54.6                      50.06                      50.11
   04/01/2005         06/30/2005               50.5                      46.2                       48.2
   07/01/2005         09/30/2005               50.69                     42.31                      43.82
   10/01/2005         12/30/2005               50.87                     43.3                       46.8

   01/01/2006         03/31/2006               48.87                     44.52                      47.24
   04/01/2006         06/30/2006               50                        44.99                      48.17
   07/01/2006         09/29/2006               49.95                     42.31                      49.32
   09/30/2006         12/29/2006               52.15                     44.8                       46.18

   01/01/2007         03/30/2007               50.42                     45.06                      46.95
   03/31/2007         06/29/2007               51.44                     46.32                      48.11
   06/30/2007         09/28/2007               49.26                     42.09                      43.65
   09/29/2007         12/31/2007               50.05                     42.5                       47.53

   01/01/2008         03/31/2008               54.15                     43.11                      52.68
   04/01/2008         06/30/2008               59.95                     52.81                      56.2
   07/01/2008         09/30/2008               63.85                     55.34                      59.89
   10/01/2008         11/28/2008               60.30                     47                         55.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              McDonald's Corp (MCD)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               34.56                     30.81                      31.14
   04/01/2005         06/30/2005               31.91                     27.74                      27.75
   07/01/2005         09/30/2005               35.03                     27.36                      33.49
   10/01/2005         12/30/2005               35.69                     31.48                      33.72

   01/01/2006         03/31/2006               36.75                     33.2                       34.36
   04/01/2006         06/30/2006               35.99                     31.73                      33.6
   07/01/2006         09/29/2006               40.06                     32.75                      39.12
   09/30/2006         12/29/2006               44.68                     38.95                      44.33

   01/01/2007         03/30/2007               46.21                     42.31                      45.05
   03/31/2007         06/29/2007               52.88                     44.26                      50.76
   06/30/2007         09/28/2007               55.73                     46.64                      54.47
   09/29/2007         12/31/2007               63.694                    54.67                      58.91

   01/01/2008         03/31/2008               59.48                     49.36                      55.77
   04/01/2008         06/30/2008               61.76                     55.14                      56.22
   07/01/2008         09/30/2008               67                        55.5454                    61.7
   10/01/2008         11/28/2008               64.02                     45.79                      58.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Coca-Cola Co/The (KO)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               44.15                     40.55                      41.67
   04/01/2005         06/30/2005               45.26                     40.74                      41.75
   07/01/2005         09/30/2005               44.75                     41.39                      43.19
   10/01/2005         12/30/2005               43.6                      40.31                      40.31

   01/01/2006         03/31/2006               42.99                     39.36                      41.87
   04/01/2006         06/30/2006               44.76                     40.86                      43.02
   07/01/2006         09/29/2006               45.4                      42.37                      44.68
   09/30/2006         12/29/2006               49.35                     43.72                      48.25

   01/01/2007         03/30/2007               49                        45.56                      48
   03/31/2007         06/29/2007               53.65                     48.05                      52.31
   06/30/2007         09/28/2007               57.78                     51.79                      57.47
   09/29/2007         12/31/2007               64.32                     56.92                      61.37

   01/01/2008         03/31/2008               65.59                     56.49                      60.87
   04/01/2008         06/30/2008               61.84                     51.44                      51.98
   07/01/2008         09/30/2008               55.84                     49.44                      52.88
   10/01/2008         11/28/2008               55                        40.29                      46.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               31.36                     28.17                      28.82
   04/01/2005         06/30/2005               29.91                     26.8                       29.2
   07/01/2005         09/30/2005               30.91                     27.77                      28.08
   10/01/2005         12/30/2005               31.21                     27.32                      29.89

   01/01/2006         03/31/2006               31.31                     28.99                      30.5
   04/01/2006         06/30/2006               31.89                     30.17                      30.88
   07/01/2006         09/29/2006               33.42                     30.54                      33.22
   09/30/2006         12/29/2006               36.85                     32.96                      36.19

   01/01/2007         03/30/2007               36.84                     34.4                       34.97
   03/31/2007         06/29/2007               35.18                     32.74                      32.95
   06/30/2007         09/28/2007               34.17                     29.09                      32.53
   09/29/2007         12/31/2007               34.25                     30.21                      31.74

   01/01/2008         03/31/2008               35.01                     27.86                      32.36
   04/01/2008         06/30/2008               35.25                     27.78                      27.89
   07/01/2008         09/30/2008               42.23                     20.57                      36.02
   10/01/2008         11/28/2008               37.31                     20.22                      26.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005               36.89                     34.95                      36.06
   04/01/2005         06/30/2005               37.34                     34.15                      34.65
   07/01/2005         09/30/2005               35.78                     32.85                      33.67
   10/01/2005         12/30/2005               36.34                     32.67                      35.05

   01/01/2006         03/31/2006               35.63                     32.21                      34.78
   04/01/2006         06/30/2006               35.24                     32.78                      32.96
   07/01/2006         09/29/2006               35.65                     32.06                      35.3
   09/30/2006         12/29/2006               38.49                     34.62                      37.21

   01/01/2007         03/30/2007               38.28                     33.9                       35.36
   03/31/2007         06/29/2007               39.77                     34.55                      38.28
   06/30/2007         09/28/2007               42.07                     36.2                       41.4
   09/29/2007         12/31/2007               42.15                     36.07                      37.07

   01/01/2008         03/31/2008               37.742                    31.65                      37.01
   04/01/2008         06/30/2008               38.52                     26.15                      26.69
   07/01/2008         09/30/2008               30.39                     22.16                      25.5
   10/01/2008         11/28/2008               25.75                     12.58                      17.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Altria Group Inc (MO)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



     Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
   Start Date            Date              Price of the              Price of the                Price of the
                                        Reference Stock in         Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
   ----------            ----                   ---                       ---                        ---
   01/01/2005         03/31/2005              15.855                    13.9802                    15.1351
   04/01/2005         06/30/2005              16.1281                   14.5125                    14.9662
   07/01/2005         09/30/2005              17.1373                   14.7208                    17.0609
   10/01/2005         12/30/2005              18.2112                   15.8781                    17.2947

   01/01/2006         03/31/2006              17.908                    16.3295                    16.4012
   04/01/2006         06/30/2006              17.2183                   15.8226                    16.9961
   07/01/2006         09/29/2006              19.6741                   16.8063                    17.7182
   09/30/2006         12/29/2006              20.0351                   17.4636                    19.8639

   01/01/2007         03/30/2007              20.9471                   18.7876                    20.3245
   03/31/2007         06/29/2007              22.2673                   20.6358                    21.632
   06/30/2007         09/28/2007              22.2673                   19.47                      21.4438
   09/29/2007         12/31/2007              24.2134                   21.3081                    23.3097

   01/01/2008         03/31/2008              24.5474                   20.972                     22.2
   04/01/2008         06/30/2008              23.02                     19.95                      20.56
   07/01/2008         09/30/2008              21.86                     19.26                      19.84
   10/01/2008         11/28/2008              20.91                     14.34                      16.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 10, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                December _, 2008